Exhibit 99.10

HYCROFT MINING CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2020

The undersigned hereby appoints Randy Buffington and Stephen M. Jones, and each of them, proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes and instructs each to represent and vote, in the manner directed below, all the shares of common stock of Hycroft Mining Corporation (“Seller”) held of record by the undersigned at the close of business on [●], 2020 at the Special Meeting of Stockholders to be held at Seller’s offices at 8181 E. Tufts Ave., Suite 510, Denver, Colorado 80237 on [●], 2020 at [●] a.m. (Mountain Time), or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE SELLER BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE SELLER DISSOLUTION PROPOSAL) BELOW and “FOR” PROPOSAL 3 (THE SELLER ADJOURNMENT PROPOSAL).

THE BOARD OF DIRECTORS OF SELLER RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE SELLER BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE SELLER DISSOLUTION PROPOSAL) BELOW, AND “FOR” PROPOSAL 3 (THE SELLER ADJOURNMENT PROPOSAL) BELOW. The Seller Business Combination Proposal is not conditioned upon approval of the Seller Dissolution Proposal, but the Seller Dissolution Proposal is conditioned upon the approval of the Seller Business Combination Proposal and SELLER will not proceed with the SELLER Dissolution Proposal if the Seller Business Combination Proposal is not approved by SELLER’s stockholders. NO OTHER PROPOSAL IS CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER: ☒

	Proposal	For	Against	Abstain
1.	Proposal No. 1 — The Seller Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the purchase agreement, dated as of January 13, 2020 and amended on February 26, 2020 (as it may be further amended from time to time, the “Purchase Agreement”), by and among Mudrick Capital Acquisition Corporation, a Delaware corporation (“MUDS”), MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of MUDS (“Acquisition Sub”) and Seller, pursuant to which Acquisition Sub will acquire from Seller the issued and outstanding equity interests of Allied Nevada Gold Holdings, LLC, a Nevada limited liability company (“Nevada Gold”), Allied VGH Inc., a Nevada corporation (“Allied VGH”) and Allied Nevada Delaware Holdings Inc., a Delaware corporation (“Allied Delaware” and, together with Nevada Gold and Allied VGH, the “Hycroft direct subsidiaries”), the direct subsidiaries of Seller, and MUDS or Acquisition Sub will acquire substantially all of the other assets and assume substantially all of the liabilities of Seller (the “acquisition,” and such equity interests and assets and liabilities together, the “Hycroft business”), in exchange for shares of HYMC Class A common stock (as defined herein), the 1.5 Lien Notes (as defined herein) and the Excess Notes (as defined herein), and the parties will consummate the other transactions contemplated by the Purchase Agreement, on the terms and subject to the conditions set forth therein (such transaction the “business combination,” and such proposal, the “Seller Business Combination Proposal”). A copy of the Purchase Agreement is attached to the accompanying joint proxy statement/prospectus as Annex A.	☐	☐	☐
2.	Proposal No. 2 — The Seller Dissolution Proposal — To consider and vote upon a proposal to approve and adopt the plan of dissolution of Seller, including the distribution of shares of HYMC Class A common stock received in the business combination and the dissolution and liquidation of Seller contemplated thereby, subject to the approval of the Seller Business Combination Proposal and the consummation of the business combination contemplated thereby. A copy of the plan of dissolution is attached to the accompanying joint proxy statement/prospectus as Annex E.	☐	☐	☐
3.	Proposal No. 3 — Seller Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Seller special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals to be submitted for stockholder approval at the Seller special meeting, which we refer to as the “Seller Adjournment Proposal.”	☐	☐	☐

The undersigned hereby acknowledges receipt of the accompanying notice of special meeting of stockholders and proxy statement.

Date: ____________________, 2020
Print Name of Stockholder

Signature of Stockholder or Authorized Signatory

Name of Authorized Signatory (if applicable)

Title of Authorized Signatory (if applicable)

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE BY MAIL TO SELLER, ATTN: CORPORATE SECRETARY AT 8181 E. TUFTS AVE., SUITE 510, DENVER, CO 80237. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE SPECIAL MEETING IN PERSON.

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